UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2006

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	450485038
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 22, 2006, Ben C. Barnes resigned as a director and as the Chief Executive Officer of ActivCard Corp. (the “Company”). Following his resignation, the Board of Directors appointed Jason Hart as the Company’s Chief Executive Officer and Thomas Jahn as the Company’s Chief Operating Officer. Mr. Hart previously served as the Company’s Senior Vice President of Sales and Marketing and Mr. Jahn served as the Company’s Chief Restructuring and Integration Officer. Biographical information regarding Messrs. Hart and Jahn can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 30, 2006.

In connection with Mr. Barnes’s resignation, the Company has agreed to pay Mr. Barnes an amount equal to one year of base salary ($300,000) and a bonus payment of $100,000. Additionally, the Company has agreed to provide Mr. Barnes with continued group life, health and dental benefits until the earlier of twelve months or the date that Mr. Barnes becomes eligible to receive such benefits through a new employer and to reimburse him for certain expenses. The vesting of the restricted stock units awarded to Mr. Barnes in November 2004 was also accelerated so that all such awards became fully vested and Mr. Barnes’s outstanding vested stock options will remain exercisable until December 31, 2006.

Also on February 22, 2006, the Company issued a press release announcing the resignation of Mr. Barnes and the appointment of Messrs. Hart and Jahn. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release, dated February 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp. (registrant)

Date: February 22, 2006	By:	/s/ Mark Lustig
Mark Lustig
Chief Financial Officer

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